Exhibit 99.3

IRREVOCABLE UNDERTAKING

Strictly Private & Confidential

From:	Primafides (Suisse) SA as trustee of
Sirius Trust and the Pax Settlement

To:	Regal Entertainment Group (“Regal”)
7132 Regal Lane
Knoxville
Tennessee
USA

4th December 2017

Project Boulevard

We, Primafides (Suisse) SA in our capacity as Trustee of the Sirius Trust and of the Pax Settlement (the “Trusts”), confirm that we have been briefed in detail by Anthony Bloom, the Chairman of Cineworld Group plc (“Cineworld”) and a potential beneficiary of the Trusts, regarding the proposed acquisition by Cineworld of the entire issued share capital of Regal at a price of US$23 per Regal share (the “Proposed Transaction”), pursuant to the terms and subject to the conditions contained in a merger agreement entered into among Cineworld, two subsidiaries of Cineworld and Regal dated the date hereof (the “Merger Agreement”).

We note it is proposed that, in order to fund a portion of the Merger Consideration (as defined in the Merger Agreement) necessary to effectuate the Proposed Transaction, Cineworld will raise additional equity by means of an offer to qualifying shareholders of new ordinary shares of one pence each by way of rights (the “Rights Issue”). We understand that the Rights Issue is to be made on terms to be set out in a combined circular and prospectus which is expected to be published on or around 17 January 2018 (the “Combined Circular and Prospectus”).

We understand that the Combined Circular and Prospectus to be despatched to shareholders of Cineworld will contain notice of a general meeting at which Cineworld shareholders will be asked to approve: (i) the Proposed Transaction pursuant to the terms and subject to the conditions contained in the Merger Agreement; and (ii) the allotment of the new ordinary shares in connection with the Rights Issue (the “Resolutions”).

Based on the briefing we have received from Anthony Bloom regarding the Proposed Transaction and the Rights Issue, we are satisfied that the Proposed Transaction and the Rights Issue are in the best interests of Cineworld.

1.                                     We hereby irrevocably and unconditionally undertake, represent and warrant to Regal that:

(i)                                    as at the date of this undertaking, the Trusts are the ultimate beneficial owners of (or are otherwise able to control the exercise of all rights attaching to, including voting rights and the ability to procure the transfer of) the 2,208,006 ordinary shares of one pence each in the capital of Cineworld (the “Company Held Shares”), which expression shall include any other shares in Cineworld issued after the date hereof and attributable to or derived from such shares or as otherwise acquired by us);

(ii)                                 save for the Company Held Shares, we are not interested in any shares or other securities of Cineworld;

(iii)                            we shall not, prior to the earlier of completion of the merger transaction contemplated by the Merger Agreement or termination of the Merger Agreement in accordance with its terms, sell, transfer or otherwise dispose of any or all of the Company Held Shares or any interest in all or any thereof, or encumber all or any of the Company Held Shares or any interest in all or any thereof in a manner which would prevent or restrict us (or, where applicable, such other person) from exercising the voting rights attached thereto or fulfilling our other obligations set forth in clause 2, save that a transfer of the Company Held Shares to any other entity or person or trust (a “Transferee”) shall be permitted provided that, prior to and as a condition of such transfer, we shall procure that the Transferee shall adhere to the terms of this undertaking as if it were a party to such undertaking in the place of us; and

(iv)                           we have full power and authority and the right (free from any legal or other restrictions), and will at all times continue to have all relevant power and authority and the right, to enter into and perform our obligations under this undertaking in accordance with its terms and no agreement to which we are party or to which we will become party will prevent us from complying with our obligations under this undertaking.

2.                                     We hereby irrevocably and unconditionally undertake, represent and warrant to Regal that:

(i)                                  we shall exercise or, where applicable, procure the exercise of, all voting rights attaching to the Company Held Shares in favour of any resolution (including but not limited to the Resolutions) (whether or not amended and whether put on a show of hands or a poll) which is proposed at any general meeting of Cineworld (including any adjournment thereof) which:

(a)                                is necessary to approve or implement the Proposed Transaction or the Rights Issue;

(b)                                might reasonably be expected to promote the fulfilment of any condition to the Proposed Transaction or the Rights Issue; or

(c)                                 might reasonably be expected otherwise to promote the success of the Proposed Transaction or the Rights Issue;

(ii)                               we shall exercise or, where applicable, procure the exercise of, all voting rights attaching to the Company Held Shares against any resolution (whether or not amended and whether put on a show of hands or a poll) which is proposed at any general meeting of Cineworld (including any adjournment thereof) which is in support of any alternative or competing proposal, relative to the Proposed Transaction;

(iii)                            we shall exercise, or, where applicable, procure the exercise of, all rights attaching to the Company Held Shares to requisition or join in the requisitioning of any general meeting of Cineworld for the purposes of voting on any resolution referred to in paragraph (i) or (ii) above, or to require Cineworld to give notice of any such meeting, only in accordance with Regal’s instructions; and

(iv)                           the obligations set forth in paragraph (i) above shall be suspended if there is a Parent Board Recommendation Change (as defined in the Merger Agreement), unless and until such change is rescinded or withdrawn.

3.                                     This undertaking shall immediately terminate and cease to have any further effect:

(i)                                  if the Merger Agreement terminates for any reason;

(ii)                               upon completion of the merger transaction contemplated by the Merger Agreement; or

(iii)                            upon the termination or lapse for any reason of the undertaking given by Global City Holdings N.V. in favour of Regal to vote in favour of the Resolutions and to support the Proposed Transaction.

4.                                     This undertaking is entered into for the exclusive benefit of Regal and its successors or assigns. This undertaking is expressly not intended for the benefit of any creditor of Regal or any other person, and no such other person shall have any rights under this undertaking or any agreement between the parties with respect thereto.

5.                                     The provisions of this undertaking will be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law.

6.                                     This undertaking shall be governed by and construed in accordance with English law.  Any matter, claim or dispute, whether contractual or non-contractual, arising out of or in connection with this undertaking is to be governed by and determined in accordance with English law and shall be subject to the exclusive jurisdiction of the English courts.

We intend this document to be a deed and execute and deliver it as a deed.

Executed as a deed by Primafides (Suisse) SA as trustee of the Sirius Trust:	)
)

Acting by Wayne Phillipe Elliot who, in accordance with the laws of the territory in which Primafides (Suisse) SA is incorporated, is acting under the authority of Primafides (Suisse) SA		/s/ Wayne Phillipe Elliot

(Authorised signatory)

Executed as a deed by Primafides (Suisse) SA as trustee of the Pax Settlement:	)
)

Acting by Wayne Phillipe Elliot who, in accordance with the laws of the territory in which Primafides (Suisse) SA is incorporated, is acting under the authority of Primafides (Suisse) SA		/s/ Wayne Phillipe Elliot

(Authorised signatory)